Exhibit 99.1

Cano Petroleum Announces Third Quarter Fiscal Year 2009 Results, Earnings Call and Operations Update

FORT WORTH, Texas--(BUSINESS WIRE)--May 11, 2009--Cano Petroleum, Inc. (NYSE Amex: CFW) today announced financial and operating results for the third quarter of fiscal year 2009.

Highlights

  Increased sequential quarterly production by 5.1% to 1,263 net BOEPD
  Increased sequential quarterly oil production by 8.1%
  Reduced lease operating expense, sequentially, from $44.06/BOE to $35.70/BOE in the third-quarter. March 2009 lease operating expense, on a production basis, dropped to $33.30/BOE
  Reduced annual cash general and administrative expense run-rate by approximately $3.0 million
  Resolved all outstanding Panhandle wildfire lawsuits (excluding the Burnett appeal)

Jeff Johnson, Cano’s Chairman and CEO, commented, “I am pleased with our oil production increase as a direct result from waterflood operations. We achieved meaningful growth without drilling any new producers in over six months.” Johnson continued, “This quarter we realized lease operating expense savings of approximately $500,000 from measures taken last quarter. Additionally, steps taken this quarter should reduce annualized general and administrative expense by approximately $3.0 million. The increased production and our cost cutting initiatives, coupled with the elimination of the outstanding lawsuits which stemmed from the 2006 Panhandle wildfires, are very positive for our Company.”

In the third quarter production was 1,263 net BOEPD, up 5.1% sequentially over the second quarter and up 7.2% from the third quarter 2008 as a result of waterflood response. Revenue for the third quarter was $3.9 million, down 57% compared to $9.2 million for the same period last year because of lower gas production and lower commodity prices. The net loss applicable to common stock for the quarter was $1.2 million or a loss of $0.03 per share. As a function of production growth at our waterfloods, we are increasing our capital expenditure budget from $38.5 million to $49.8 million. Capital expenditures incurred for the third quarter of fiscal year 2009 were $12.1 million.

As of May 10, 2009, we had $27.8 million available under our $60 million borrowing base senior credit facility. On March 17, 2009, we drew down the $15.0 million of availability under our subordinated credit agreement and used the proceeds to reduce borrowings under our senior credit facility.

Earnings Call

The Company will hold an earnings call to discuss fiscal third quarter 2009 results and provide an update on its operations on Tuesday, May 12, 2009, at 11:00 A.M. Eastern Time (10:00 A.M. Central Time). Interested parties can participate in the call by dialing 800-901-5248. For calls outside the U.S., parties may dial 617-786-4512. The passcode is 79899515. This call is being webcast by Thomson/CCBN and can be accessed at Cano’s website at www.canopetro.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ABOUT CANO PETROLEUM:

Cano Petroleum, Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States. Led by an experienced management team, Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods. Cano trades on the NYSE AMEX under the ticker symbol CFW. Additional information is available at www.canopetro.com.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Cano Petroleum, Inc. to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The historical results achieved by the Company are not necessarily indicative of its future prospects. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CANO PETROLEUM, INC.
OPERATING REVENUES

	Quarter ended			Nine months
	March 31,		Increase	ended March 31,		Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Operating Revenues (in thousands)	$3,928	$9,172	$(5,244)	$19,736	$23,455	$(3,719)
Sales
-- Crude Oil (MBbls)	78	68	10	221	180	41
-- Natural Gas (MMcf)	181	216	(35)	571	709	(138)
-- Total (MBOE)	108	104	4	316	298	18
Average Realized Price
-- Crude Oil ($/ Bbl)	$35.49	$92.64	$(57.15)	$66.01	$84.51	$(18.50)
-- Natural Gas ($/ Mcf)	$5.52	$13.06	$(7.54)	$8.49	$11.34	$(2.85)

Operating Revenues and Commodity Derivative Settlements (in thousands)	$6,774	$8,844	$(2,070)	$23,743	$23,386	$357

Average Adjusted Price (includes commodity derivative settlements)
-- Crude Oil ($/ Bbl)	$62.34	$87.33	$(24.99)	$79.70	$81.32	$(1.62)
-- Natural Gas ($/ Mcf)	$9.64	$13.21	$(3.57)	$10.21	$12.15	$(1.94)

COMMODITY DERIVATIVES

Time Period	Floor Oil Price	Ceiling Oil Price	Barrels Per Day	Floor Gas Price	Ceiling Gas Price	Mcf per Day	Barrels of Equivalent Oil per Day
4/1/09 - 12/31/09	$80.00	$110.90	367	$7.75	$10.60	1,667	644
4/1/09 - 12/31/09	$85.00	$104.40	233	$8.00	$10.15	1,133	422
1/1/10 - 12/31/10	$80.00	$108.20	333	$7.75	$9.85	1,567	594
1/1/10 - 12/31/10	$85.00	$101.50	233	$8.00	$9.40	1,033	406
1/1/11 - 3/31/11	$80.00	$107.30	333	$7.75	$11.60	1,467	578
1/1/11 - 3/31/11	$85.00	$100.50	200	$8.00	$11.05	967	361

CANO PETROLEUM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
In Thousands, Except Per Share Data	2009	2008	2009	2008
Operating Revenues:
Crude oil sales	$2,774	$6,271	$14,577	$15,182
Natural gas sales	1,001	2,822	4,847	8,035
Other revenue	153	79	312	238
Total operating revenues	3,928	9,172	19,736	23,455

Operating Expenses:
Lease operating	4,067	3,530	13,910	8,760
Production and ad valorem taxes	375	691	1,854	1,672
General and administrative	2,157	3,320	16,561	10,700
Impairment of long-lived assets	—	—	22,398	—
Depletion and depreciation	1,585	969	4,157	2,721
Accretion of discount on asset retirement obligations	76	51	226	152
Total operating expenses	8,260	8,561	59,106	24,005

Income (loss) from operations	(4,332)	611	(39,370)	(550)

Other income (expense):
Interest expense and other	(165)	(99)	(419)	(492)
Impairment of goodwill	—	—	(685)	—
Gain (loss) on derivatives	3,486	(3,571)	48,480	(5,674)
Total other income (expense)	3,321	(3,670)	47,376	(6,166)

Income (loss) from continuing operations before income taxes	(1,011)	(3,059)	8,006	(6,716)
Deferred income tax benefit (expense)	308	1,089	(3,731)	2,378

Income (loss) from continuing operations	(703)	(1,970)	4,275	(4,338)
Income (loss) from discontinued operations, net of related taxes	(6)	920	11,388	2,320
Net income (loss)	(709)	(1,050)	15,663	(2,018)

Preferred stock dividend	(470)	(877)	(2,261)	(2,732)
Preferred stock repurchased for less than carrying amount	—	—	10,890	—

Net income (loss) applicable to common stock	$(1,179)	$(1,927)	$24,292	$(4,750)

Net income (loss) per share - basic
Continuing operations	$(0.03)	$(0.07)	$0.29	$(0.20)
Discontinued operations	—	0.02	0.25	0.06
Net income (loss) per share - basic	$(0.03)	$(0.05)	$0.54	$(0.14)

Net income (loss) per share - diluted
Continuing operations	$(0.03)	$(0.07)	$0.29	$(0.20)
Discontinued operations	—	0.02	0.22	0.06
Net income (loss) per share - diluted	$(0.03)	$(0.05)	$0.51	$(0.14)

Weighted average common shares outstanding
Basic	45,316	37,370	45,359	35,029
Diluted	45,316	37,370	52,519	35,029

CANO PETROLEUM, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	June 30,
In Thousands, Except Shares and Per Share Amounts	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$327	$771
Accounts receivable	2,308	3,916
Deferred tax assets	—	3,592
Derivative assets	8,776	—
Inventory and other current assets	1,510	642
Assets held for sale (Note 2)	—	25,912
Total current assets	12,921	34,833
Oil and gas properties, successful efforts method	294,695	247,930
Less accumulated depletion and depreciation	(34,378)	(7,962)
Net oil and gas properties	260,317	239,968
Fixed assets and other, net	3,147	2,096
Derivative assets	5,913	125
Goodwill	101	786
TOTAL ASSETS	$282,399	$277,808
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,680	$8,679
Accrued liabilities	5,004	2,840
Deferred tax liabilities	3,143	—
Liabilities associated with discontinued operations	—	1,398
Oil and gas sales payable	564	815
Derivative liabilities	84	9,978
Current portion of asset retirement obligations	344	345
Total current liabilities	16,819	24,055
Long-term liabilities
Long-term debt	43,700	73,500
Asset retirement obligations	3,068	2,865
Deferred litigation credit	—	6,000
Derivative liabilities	—	16,390
Deferred tax liabilities	29,568	26,062
Total liabilities	93,155	148,872
Temporary equity
Series D convertible preferred stock and cumulative paid-in-kind dividends; par value $.0001 per share, stated value $1,000 per share; 49,116 shares authorized; 23,849 and 44,474 shares issued at March 31, 2009 and June 30, 2008, respectively; liquidation preference at March 31, 2009 and June 30, 2008 of $26,709 and $48,353, respectively.	25,127	45,086
Commitments and contingencies
Stockholders’ equity
Common stock, par value $.0001 per share; 100,000,000 authorized; 47,346,812 and 45,643,735 shares issued and outstanding, respectively, at March 31, 2009; and 40,523,168 and 39,254,874 shares issued and outstanding, respectively, at June 30, 2008.	5	4
Additional paid-in capital	188,821	121,831
Accumulated deficit	(24,012)	(37,414)
Treasury stock, at cost; 1,703,077 and 1,268,294 shares held in escrow at March 31, 2009 and June 30, 2008, respectively.	(697)	(571)
Total stockholders’ equity	164,117	83,850
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY	$282,399	$277,808

CONTACT:
Cano Petroleum, Inc.
Ben Daitch, 877-698-0900
Senior Vice President & CFO
INFO@canopetro.com